                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: MAY 15, 1996
                                          ------------
                        (Date of earliest event reported)


                              NCS HEALTHCARE, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                     0-027602                 34-1816187
        --------                     --------                 ----------
(State or other jurisdiction       (Commission               (I.R.S. employer
     of incorporation)             file number)             identification no.)



            3201 Enterprise Parkway, Suite 220, Beachwood, Ohio 44122
- --------------------------------------------------------------------------------
            (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code  (216) 514-3350
                                                    ----------------

Item 2.  Acquisition or Disposition of Assets.
- ----------------------------------------------

     On May 15, 1996, NCS HealthCare, Inc. (the "Company") acquired all of the issued and outstanding capital stock of Uni-Care Health Services, Inc., a New Hampshire corporation, and Uni-Care Health Services of Maine, Inc., a New Hampshire corporation (collectively "Uni-Care"). The acquisition was accomplished pursuant to a Stock Purchase Agreement, dated May 15, 1996, by and among the Company and the three shareholders (the "Shareholders") of Uni-Care (the "Stock Purchase Agreement"). A copy of the Stock Purchase Agreement is filed as an Exhibit hereto.

     Uni-Care provides pharmacy services to approximately 9,200 residents of long-term care facilities in New Hampshire and Maine.

     As consideration for the acquisition of Uni-Care, the Company (i) paid the Stockholders an aggregate of $6,000,000 in cash, and (ii) issued an aggregate of 34,483 shares of its Class A Common Stock to its Stockholders. In addition the Company paid $1,170,000 in cash and issued 6,897 shares of its Class A Common Stock as a finder's fee to the Shareholders' broker. The value of the Class A Common Stock issued in connection with this transaction was determined based on the closing price of the Class A Common Stock on May 13, 1996.


     In connection with the purchase of the capital stock of Uni-Care, certain of the Shareholders each entered into Employment Agreements. Uni-Care Health Services, Inc. entered into an Employment Agreement with Michael F. Fecteau for a period of five years for the position of Director of Business Development. Uni-Care Health Services of Maine, Inc. entered into an Employment Agreement with Richard P. Legere for a period of five years for the position of Site Manager. Uni-Care Health Services, Inc. entered into an Employment Agreement with Leon Parker for a period of five years for the position of Site Manager. Copies of the Employment Agreements are filed as Exhibits hereto.

     In connection with the purchase of the capital stock of Uni-Care, the Company entered into a Non-Competition Agreement with Francis J. Cassidy, a shareholder of Uni-Care. This Agreement provides that Mr. Cassidy will not, for a period of five years, directly or indirectly compete with the Company. A copy of the Non-Competition Agreement is filed as an Exhibit hereto.

     The Company utilized its available cash to make the cash payments in connection with this transaction.

     Other than the Employment Agreements and the Non-Competition Agreement set forth above, there are no material relationships between Uni-Care and the Company or any of their affiliates, directors or officers.

Item 7.  Financial Statements, Pro Forma Financial Information and
- ------------------------------------------------------------------
Exhibits.
- ---------

(a)      Financial Statements of Businesses Acquired.*

(b)      Pro Forma Financial Information.*

(c)      EXHIBITS.

                                                                                                  Sequential
Exhibit No.                                 Description                                            Page No.
- -----------                                 -----------                                            --------
    2.1             Stock Purchase Agreement, dated May 15, 1996, by and among                        6
                    NCS HealthCare, Inc., a Delaware corporation, and the owners of capital stock of Uni-Care Health Services, Inc., a New
                    Hampshire corporation, and Uni-Care Health Services of
                    Maine, Inc., a New Hampshire corporation (without
                    schedules).**

    23.1            Consent of R. E. Reed & Company                                                 ***

    99.1 Employment Agreement, dated as of May 15, 1996, by and between Uni-Care Health Services, Inc. and Michael F.
                    Fecteau.

    99.2 Employment Agreement, dated as of May 15, 1996, by and between Uni-Care Health Services of Maine, Inc., and Richard
                    P. Legere.

         99.3              Employment Agreement, dated as of
                           May 15, 1996, by and between Uni-
                           Care Health Services, Inc. and Leon
                           Parker.

         99.4              Noncompetition Agreement, dated as of
                           May 15, 1996, by and between NCS
                           HealthCare, Inc. and Francis J.
                           Cassidy.








- ---------------

* The financial statements of Uni-Care for the periods specified in Rule 3-05(b) of Regulation S-X and the pro forma financial information required pursuant to
                  Article 11 of Regulation S-X currently are not available and will be filed as soon as is practicable, but not later than 60 days after the date that this Report is due.

** The Registrant agrees by this filing to supplementally furnish a copy of the schedules of this Agreement to the Commission upon request.

***               To be filed by Amendment.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     NCS HEALTHCARE, INC.



                                            By:      /s/ Jeffrey R. Steinhilber
                                                     ---------------------------
                                                     Jeffrey R. Steinhilber,
                                                     Senior Vice President and
                                                     Chief Financial Officer




Date:  May 30, 1996